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 P.O. Box 25099 Richmond, VA 23260 o phone: (804) 359-9311 o fax (804) 254-3594
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                                  PRESS RELEASE

                CONTACT                                    RELEASE
         Karen M. L. Whelan                                Immediately
              Phone:   (804) 359-9311
              Fax:     (804) 254-3594
              Email:   investor@universalleaf.com


               Universal Corporation Announces Quarterly Dividend
                   Richmond, VA o August 2, 2001 / PRNEWSWIRE

         Henry H. Harrell, Chairman and Chief Executive Officer of Universal Corporation announced that the company's Board of Directors has declared a quarterly dividend of thirty-two cents ($.32) per share on the common shares of the company, payable November 12, 2001, to common shareholders of record at the close of business on October 9, 2001.

         They also fixed the voting record date on September 4, 2001, for the annual meeting of shareholders to be held on October 23, 2001.

         Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Universal Corporation's gross revenues for the fiscal year that ended on June 30, 2000, were approximately $3.4 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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